Annual Shareholder Meeting May 2, 2018

Agenda Topics Talent 2017 & 2018 Q1 Review Strength 2017 & 2018 Q1 Financial Performance Passion Our Vision and Beyond 2

Talent: 2017 & 2018 Q1 Review 3 Scott Goodman, President, Enterprise Bank & Trust

4 Recognition 2017 Community Bankers Cup winner by Raymond James #14 out 161 banks by Bank Director Ranked #49 on S&P’s Global Market Intelligence Top 100 Bank List 5 Greenwich Excellence Awards Financial Innovation Award from Everfi Healthiest Workplace from Interactive Health BOTTOM LINE? We’re nationally ranked in the top 10% for banks our size.

St. Louis 19 Locations 4 Commercial Hubs 5

Kansas City 7 Locations 1 Commercial Hub 6

7 Phoenix 2 Locations 1 Commercial Hub

Specialized Market Segments 8

Credit Metrics for Portfolio Loans Net Charge-offs (1) Q1 2018 EFSC PEER(1) NPA’S/ASSETS 0.30% 0.49% NPL’S/LOANS 0.38% 0.62% ALLL/NPL’S 254.0% 145.2% ALLL/LOANS 0.98% 0.99% (1) Peer data as of 12/31/2017 (source: SNL Financial) 9

10 Customer Focus Key Drivers of Loyalty Enterprise Clients Market Score (non-clients) Ease of Doing Business 79 56 Bank I Trust 93 59 Values Long-Term Relationship 84 49 Provides Innovative Solutions & Ideas 60 39 Anticipates Future Opportunities & Risks 55 38 Understands My Industry 61 43 65 NPS N E T P R O M O T E R S C O R E - A MEASURE OF CLIENT SATISFACTION INDUSTRY AVERAGE: 34 (source: Greenwich)

Our talent leads to… Talent Strength 11

Strength: Financial Performance Keene Turner, Chief Financial and Operating Officer, Enterprise Financial Services Corp

13 Core EPS Growth* Note: * A Non-GAAP Measure

14 2017 Core EPS Drivers* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation

Core Net Interest Income Trend* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 15

Continued Leverage of Operating Expenses* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 16

17 Financial Scorecard Q1 2018 Compared to Q1 2017 21% Drive Net Interest Income Growth in Dollars with Favorable Loan Growth Trends 11 bps Defend Net Interest Margin 2% Achieve Further Improvement in Operating Leverage Continued Growth in Core EPS42% Enhance Deposit Levels to Support Growth6% CORE EPS: $0.84 ROAA: 1.49%

18 Capital Management

19 Shareholder Value Note: Index=SNL U.S. Bank $5B-$10B, as of 03/31/18 $10,000 invested in 2013 = $36,600 at the end of 2017 65% more than the bank index

Our marketplace strength is not possible without… Talent Strength Passion 20

Passion: Our Vision Jim Lally, President and CEO, Enterprise Financial Services Corp

Our Vision To have a company where our associates are proud, our customers find easy to navigate, our investors value and our communities flourish. 4

Let’s 23 Celebrate!

Reconciliation of Non-GAAP Financial Measures

	For the Quarter ended		For the Year ended			
($ in thousands, except per share data)	March 31, 2018	March 31, 2017	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014
CORE PERFORMANCE MEASURES						
Net interest income	$ 46,171	$ 38,642	$ 177,304	$ 135,495	$ 120,410	$ 117,368
Less: Incremental accretion income	766	1,075	7,718	11,980	12,792	18,930
Core net interest income	45,405	37,567	169,586	123,515	107,618	98,438
Total noninterest income	9,542	6,976	34,394	29,059	20,675	16,631
Less: Gain on sale of other real estate from non-core acquired loans	—	—	(6)	1,565	107	445
Less: Other income from non-core acquired assets	1,013	—	—	621	—	—
Less: Gain on sale of investment securities	9	—	22	86	23	—
Less: Change in FDIC loss share receivable	—	—	—	—	(5,030)	(9,307)
Less: Closing fee	—	—	—	—	—	945
Core noninterest income	8,520	6,976	34,378	26,787	25,575	24,548
Total core revenue	53,925	44,543	203,964	150,302	133,193	122,986
Provision for portfolio loan losses	1,871	1,533	10,764	5,551	4,872	4,409
Total noninterest expense	29,143	26,736	115,051	86,110	82,226	87,463
Less: Merger related expenses	—	1,667	6,462	1,386	—	—
Less: Other expenses related to non-core acquired loans	14	123	240	1,094	1,558	2,953
Less: Facilities disposal charge	—	—	389	1,040	—	1,004
Less: Executive severance	—	—	—	332	—	—
Less: FDIC loss share termination	—	—	—	—	2,436	—
Less: FDIC clawback	—	—	—	—	760	1,201
Less: FHLB prepayment penalty	—	—	—	—	—	2,936
Less: Other non-core expenses	—	—	—	41	—	—
Core noninterest expense	29,129	24,946	107,960	82,217	77,472	79,369
Core income before income tax expense	22,925	18,064	85,240	62,534	50,849	39,208
Total income tax expense	3,778	5,106	38,327	26,002	19,951	13,871
Less: Income tax expense from deferred tax asset revaluation[1]	—	—	12,117	—	—	—
Less: Other non-core income tax expense[2]	438	190	882	4,705	2,893	706
Core income tax expense	3,340	4,916	25,328	21,297	17,058	13,165
Core net income	$ 19,585	$ 13,148	$ 59,912	$ 41,237	$ 33,791	$ 26,043
Core diluted earnings per share	$ 0.84	$ 0.59	$ 2.58	$ 2.03	$ 1.66	$ 1.29
Core return on average assets	1.49%	1.17%	1.20%	1.09%	1.00%	0.82%
Core return on average common equity	14.34%	11.29%	11.26%	11.10%	10.08%	8.63%
Core return on average tangible common equity	18.64%	13.75%	14.46%	12.18%	11.22%	9.77%
Core efficiency ratio	54.02%	56.01%	52.93%	54.70%	58.17%	64.53%
NET INTEREST MARGIN TO CORE NET INTEREST MARGIN (FULLY TAX EQUIVALENT)						
Net interest income	$ 46,386	$ 39,147	$ 179,114	$ 137,261	$ 122,141	$ 119,002
Less: Incremental accretion income	766	1,075	7,718	11,980	12,792	18,930
Core net interest income	$ 45,620	$ 38,072	$ 171,396	$ 125,281	$ 109,349	$ 100,072
Average earning assets	$ 4,948,875	$ 4,259,198	$ 4,611,671	$ 3,570,186	$ 3,163,339	$ 2,921,978
Reported net interest margin	3.80%	3.73%	3.88%	3.84%	3.86%	4.07%
Core net interest margin	3.74%	3.63%	3.72%	3.51%	3.46%	3.42%

[1]Deferred tax asset revaluation associated with U.S. corporate income tax reform.

[2]Other non-core income tax expense calculated at 24.7% of non-core pretax income for 2018. For 2017, the calculation is 38.0% of non-core pretax income plus an estimate of taxes payable related to non-deductible JCB acquisition costs.

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